Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 3, 2014, relating to the financial statement of PowerShares DB Optimum Yield Diversified Commodity Strategy Portfolio, which appears in such Registration Statement. We also consent to the references to us under the headings “Fund Service Providers” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 3, 2014